As filed with the Securities and Exchange Commission
                                 on May 17, 1996

                              Registration No. 33-

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                LOTTOWORLD, INC.
             (Exact Name of Registrant as Specified in its Charter)

                           --------------------------

           Delaware                                   65-0399794
  (State or Other Jurisdiction of           (IRS Employer Identification No.)
        Incorporation)

  2150 Goodlette Road, Suite 200, Naples Florida                33940
  (Address of Principal Executive Offices)                   (Zip Code)

                           --------------------------

                          Consulting Service Agreements
                            (Full Title of the Plan)

                           --------------------------

                            James D. Cullen, Esquire
                               2150 Goodlette Road
                              Naples, Florida 33940
                                 (941) 434-8405
 (Name Address and Telephone Number, Including Area Code, of Agent for Service)

                            ------------------------

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                         Proposed           Proposed
                           Amount         Maximum            Maximum        Amount of
Title of Securities         to be      Offering Price       Aggregate     Registration
to be Registered         Registered     Per Share (1)     Offering Price       Fee
- ----------------------   ----------    -------------      --------------    ---------
 Common Stock,
$.001 par value            800,000         $1.25            $1,000,000       $ 344.83
- --------------------------------------------------------------------------------------------
(1)        Computed on the basis of the price at which stock of the same class was sold on
           May 15, 1996, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculation the amount of the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1B.             SECURITIES TO BE OFFERED.

           The Company hereby registers 800,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), in connection with contracts with certain vendors to provide promotional services to the Company.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

           The following documents heretofore filed with the Commission by LottoWorld, Inc. (File No. 0-25624) are incorporated by reference in this registration statement:

1 LottoWorld, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1995.
2.         The  description  of  LottoWorld,  Inc.'s  common  stock set forth as
           Exhibit 3.1 Certificate of Incorporation of the Registrant, with amendments to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on January 17, 1995.
3. LottoWorld's Quaterly Report on Form 10-QSB for the quarter ended March 31, 1996.

           Any statement contained in any document , incorporated or deemed to be incorporated by, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement

ITEM 4.    DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           James D. Cullen, Esquire, who is a director of the Company, has performed and continues to perform significant legal services for the Company.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Information regarding indemnification of Directors and Officers is incorporated by reference to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on January 17, 1995.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable

ITEM 8.    EXHIBITS.

           The Exhibit Index immediately preceding the exhibits is incorporated by reference.

ITEM 9.    UNDERTAKINGS.

(a)        The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples and State of Florida, on this xxth day of May, 1996.

                                   LottoWorld, Inc.
                                   Registrant

                                       /s/ Dennis B. Schroeder
                                   By -----------------------------------
                                       Dennis B. Schroeder
                                       Chairman and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                  Title                                   Date
- ----------                  -----                                   ----

/s/Dennis B. Schroeder
- -------------------          Director, Chairman and              May 16, 1996
Dennis B. Schroeder          Chief Executive Officer
                             (principal executive officer)
/s/A. Richard Holman
- ------------------           Director and President              May 16, 1996
A. Richard Holman

/s/James D. Cullen
- -----------------            Director                            May 16, 1996
James D. Cullen

/s/Stuart Dubow
- ----------------             Senior Vice President and           May 16, 1996
Stuart Dubow                 Chief Financial Officer
                             (principal accounting officer)

                                  EXHIBIT INDEX

Exhibit Number     Exhibit

        5          Opinion of James D. Cullen, Esquire

        10.28 Form of Agreement dated as of March 31, 1996 between the Company and Aurora Holdings, Inc., Investor Resources Services, Inc., Ocean Marketing Corp., and Pyramid Holdings, Inc. for Public Relations and Other Matters

        23.1       Consent of McGladrey and Pullen, LLP


        23.2       Consent of James D. Cullen, Esquire (included in Exhibit 5)





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